UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2012

TWO RIVERS WATER COMPANY
(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Annex Suite 420, Denver, Colorado 80222
_______________________________________________
(Address of principal executive offices)

303-222-1000
__________________________
(Registrant's Telephone number)

(Former Name or Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

Item 2.03.   Creation of a Direct Financial Obligation.

On March 29, 2012 Two Rivers Water Company announced that it had completed the issuance of bridge notes totaling $4 million funded by 9 of the Company’s current investors.  Each note is due and payable in full on October 31, 2012 and bears interest at the rate of 12% per annum with interest payable monthly in arrears.  There is no prepayment penalty should the Company be in a position to pay the note in advance of the maturity date.  Each lender received additional consideration in the form of 1 share of the Company's common stock for each $10 face value of the note.  The lenders also have the right to convert all or any portion of their loan participations into the Company's common stock under certain conditions.  The form of note is attached hereto as Exhibit 10.

Item 9.01.  Financial Statements and Exhibits.

(b) Exhibits (filed herewith): The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit 10.1  Form of Promissory Note

Exhibit 99.1  Press release dated March 29, 2012

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER COMPANY (Registrant)
Dated: April 3, 2012	By: /s/ Wayne Harding_____________ Wayne Harding, Chief Financial Officer